Contact:
Sara Buda
Lionbridge Technologies
(781) 434-6190
sara_buda@lionbridge.com

LIONBRIDGE ANNOUNCES FOURTH QUARTER AND FY 2005 RESULTS;
FIRST COMBINED QUARTER OF OPERATIONS WITH BGS DRIVES RECORD QUARTERLY REVENUE OF $97.7 MILLION;
GAAP EPS OF ($0.05); RECORD EBITDA OF $0.12 PER SHARE BEFORE RESTRUCTURING COSTS

WALTHAM, Mass. – February 15, 2006 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2005.

Financial and business highlights for the fourth quarter include:

•	Revenue for the quarter of $97.7 million, an increase of $62.0 million from revenue of $35.6 million for the quarter ended December 31, 2004. Revenue in the standalone Lionbridge operations was $39.3 million, a 10% increase from the fourth quarter of 2004.

•	Gross margin for the quarter of 35.3%, an increase of 70 basis points compared to the prior quarter. This increase was a result of the Company’s deployment of new language management technology, improvements in the Company’s testing business margins and improved margins resulting from the increased scale of the combined Company.

•	GAAP net loss for the quarter of ($2.6) million or ($0.05) per share based on 57.4 million weighted average common shares outstanding. This includes $3.1 million of restructuring and integration costs related to the Company’s acquisition of BGS. Excluding these restructuring and integration expenses, the Company’s adjusted net income was $466,000 or $0.01 per share.

•	Record non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter of $7.0 million or $0.12 per share. Adjusted EBITDA excludes restructuring and integration expenses of $3.1 million (See the section of this release entitled “Non-GAAP Financial Measures” and the attached table for discussion of this adjusted EBITDA measure, and reconciliations of this measure to the comparable GAAP measure).

•	The Company reported a preliminary cash flow from operations of $5.6 million during the quarter, a record for the Company. This resulted in an ending cash balance of $25.1 million, or $0.44 per share.

•	The Company surpassed its initial cost synergy goals for the integration of its acquisition of BGS. The Company took action on more than $17.0 million of cost reduction initiatives, including a reduction of more than 300 duplicative full-time positions.

•	Lionbridge completed a public offering of 10.8 million shares of Lionbridge common stock. 9.4 million of the shares were sold by Bowne & Co., Inc. (NYSE: BNE), which sold its globalization division to Lionbridge on September 1, 2005 and 1.4 million shares were sold by the Company when the underwriters exercised their over-allotment option. The Company used the proceeds from the sale of its shares to pay down $7.5 million of its outstanding debt.

“We continue to execute on all areas of the business. Clients are responding well, we are reducing duplicative infrastructure and personnel costs, and our technology integration is progressing ahead of plan,” said Rory Cowan, CEO, Lionbridge. “In addition to the operational benefits of bringing BGS and Lionbridge together, we are also starting to see early signs of the expected financial power of our combined operations, as evidenced by our ability to triple our adjusted EBITDA from last year’s Q4. With this positive momentum, and our robust technology-based, cost efficient execution model, we are well positioned to drive solid revenue growth and accelerated earnings expansion in 2006 and beyond.”

For the year ended December 31, 2005, the Company reported revenue of $236.3 million, an increase of $82.2 million from revenue of $154.1 million for the year ended December 31, 2004.

On a GAAP basis, the Company reported a net loss of $3.9 million for FY 2005, or ($0.08) per share based on 50.5 million weighted average common shares outstanding. This includes restructuring and integration expenses of $5.4 million. Excluding these restructuring and integration costs, adjusted net income for FY 2005 was $1.5 million or $0.03 per share.

Non-GAAP, adjusted EBITDA for the year was $12.5 million or $0.24 per share. Adjusted EBITDA excludes restructuring and integration expenses of approximately $5.5 million during the year (See the section of this release entitled “Non-GAAP Financial Measures” and the attached table for discussion of this adjusted EBITDA measure, and reconciliations of this measure to the comparable GAAP measure).

Lionbridge will host a conference call today at 4:30 pm ET regarding the content of this release as well as the Company’s overall outlook going forward. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/feb15.

Non-GAAP Financial Measures
In this release, the Company’s adjusted EBITDA and EPS disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. Adjusted EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses and further by excluding restructuring and integration costs related to the Company’s acquisition of BGS which the Company finalized on September 1, 2005. Adjusted EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the adjusted EBITDA information is useful to investors for these reasons. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of adjusted EBITDA to net income on the last page of this press release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains more than 50 solution centers in 25 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance of Lionbridge and its integration of Bowne Global Solutions, Lionbridge’s ability to achieve the expected synergies as a result of the acquisition as well as the strengthening of Lionbridge’s position in the globalization outsourcing market as a result of the acquisition. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts prior to the end of their term; the size, timing and recognition of revenue from clients; Lionbridge’s ability to recognize revenue generated by the BGS business, as well as the ability to collect accounts receivables from the BGS business; Lionbridge’s ability to comply with Section 404 of the Sarbanes-Oxley Act with respect to BGS’ internal controls over financial reporting; Lionbridge’s ability to resolve taxation questions regarding the BGS business; the Company’s dependence on clients’ product releases and production schedules to generate revenues; Lionbridge’s inability to successfully integrate Bowne Global Solutions and its employees into Lionbridge and achieve expected synergies; Lionbridge’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other acquisition related intangibles and other asset adjustments, costs associated with and consequential to the acquisition and integration of BGS and benefits realized from the acquisition; the impact of equity based compensation expense associated with FAS 123R; the impact of foreign currency fluctuations on its operating results and profitability; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2005 and its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 23, 2005 (File No. 333-129933).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue ........................................	$97,687	$35,644	$236,262	$154,101
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	63,195	22,365	153,878	95,787
Sales and marketing	7,531	3,578	20,473	14,278
General and administrative	18,563	7,202	45,647	30,478
Research and development	813	134	1,643	392
Depreciation and amortization............................................	1,381	638	3,525	2,928
Amortization of acquisition-related intangible assets	2,143	9	2,791	127
Merger, restructuring and other charges	3,104	459	5,448	2,313
Stock-based compensation	431	213	1,581	632

Total operating expenses	97,161	34,598	234,986	146,935

Income from operations	526	1,046	1,276	7,166
Interest on outstanding debt	2,173	—	2,866	—
Interest income	42	117	519	385
Other (income) expense, net	125	(208)	587	(100)

Income (loss) before income taxes	(1,730)	1,371	(1,658)	7,651
Provision for income taxes	908	81	2,255	511

Net income (loss)	$(2,638)	$1,290	$(3,913)	$7,140

Net income (loss) per share of common stock:
Basic	$(0.05)	$0.03	$(0.08)	$0.15
Diluted	$(0.05)	$0.03	$(0.08)	$0.14
Weighted average number of common shares outstanding:
Basic	57,428	46,766	50,515	46,548
Diluted	57,428	48,997	50,515	49,361

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$25,147	$38,564
Short-term investments	—	4,000
Accounts receivable, net of allowances of $726 and $364 at December 31, 2005 and 2004, respectively...................	66,594	21,065
Work in process	25,759	9,199
Other current assets	7,446	1,889

Total current assets	124,946	74,717
Property and equipment, net	14,002	2,685
Goodwill	132,657	34,916
Other intangible assets, net	45,590	64
Other assets	3,034	1,006
Total assets	$320,229	$113,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,195	$—
Accounts payable	14,809	6,322
Accrued compensation and benefits	17,969	5,415
Other accrued expenses and current liabilities	27,030	9,756
Deferred revenue	8,577	3,263
Deferred income taxes	1,891	—
Total current liabilities	71,471	24,756
Long-term debt, less current portion	90,268	—
Deferred income taxes, long-term	5,781	—
Other long-term liabilities	2,974	1,166

Total stockholders’ equity	149,735	87,466

Total liabilities and stockholders’ equity	$320,229	$113,388

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss) ........................................	$(2,638)	$1,290	$(3,913)	$7,140
Depreciation and amortization............................................	1,381	638	3,525	2,928
Amortization of acquisition-related intangible assets	2,143	9	2,791	127
Provision for income taxes	908	81	2,255	511
Interest on outstanding debt	2,173	—	2,866	—
Interest income	42	117	519	385

EBITDA	3,925	1,901	7,005	10,321
Merger, restructuring and other charges	3,104	459	5,448	2,313

Adjusted EBITDA	$7,029	$2,360	$12,453	$12,634

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss) ........................................	$(2,638)	$1,290	$(3,913)	$7,140
Merger, restructuring and other charges	3,104	459	5,448	2,313

Adjusted net income (loss)	$466	$1,749	$1,535	$9,453